EXHIBIT 21

                                   EXHIBIT 21

                              LIST OF SUBSIDIARIES

ABC Corporate Services, Inc., a Delaware corporation
AutoEurope, LLC, a Delaware limited liability company
AutoNet International, Inc., a Delaware corporation
Cruise Mart, Inc., a Florida corporation
Cruise Masters, Inc., a California corporation
Cruise Time, Inc., a New York corporation
CruiseOne, Inc., a Florida corporation
Cruises Inc., a New York corporation
Cruises Only, LLC, a Delaware limited liability company
CruiseWorld, Inc., a New York corporation
D-FW Tours, Inc., d/b/a D-FW Travel Arrangements, a Texas corporation
Diplomat Tours, Inc., d/b/a International Airline Consolidators, a Delaware
  corporation
Gold Coast Travel Agency Corporation, Inc. d/b/a Gold Coast Cruise Center, a
  Florida corporation
Goodfellow Enterprises, Inc. d/b/a The Travel Company, a California corporation Lexington Services, Inc., a Delaware corporation
Lexington Services Associates, Ltd., a Texas limited partnership
Lexington Services Limited, Inc., a Delaware corporation
Landry & Kling, Inc., a Florida corporation
Ship `N' Shore Cruises, Inc., a Florida corporation
SNS Coachline, Inc., an Alaska corporation
SNS Travel Marketing, Inc., a Florida corporation
The Anthony Dean Corporation, d/b/a Cruise Fairs of America, a California
  corporation
The Cruise Line, Inc., a Florida corporation
Travel 800, LLC, d/b/a 1-800-FLY CHEAP, a Delaware limited liability company Trax Software, Inc., a Virginia corporation